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                                                                      EXHIBIT 99

                 ABERCROMBIE & FITCH CO. DOES NOT ENDORSE BELOW
               MARKET MINI-TENDER OFFER BY TRC CAPITAL CORPORATION


NEW ALBANY, Ohio, September 17, 2004/PR Newswire -- Abercrombie & Fitch Co. (NYSE:ANF) announced today that it has been notified of an unsolicited "mini-tender" offer by TRC Capital Corporation ("TRC Capital"), a private Canadian investment company. TRC Capital has provided Abercrombie & Fitch with a copy of the Offer to Purchase documents, dated September 8, 2004, pursuant to which TRC Capital has offered to purchase for cash up to 2,500,000 outstanding shares of Class A Common Stock of Abercrombie & Fitch. The offer price of $30.00 net per share represents a 5.4% discount to the $31.71 closing price for Abercrombie & Fitch Class A Common Stock on the New York Stock Exchange on September 7, 2004, the day before the date of the Offer to Purchase documents and 10.2% below yesterday's $33.40 per share closing price.

Abercrombie & Fitch does not recommend or endorse this offer, and Abercrombie & Fitch is not affiliated in any way with TRC Capital, the offer or the Offer to Purchase documents.

The Securities and Exchange Commission ("SEC") has issued "Investor Tips" regarding mini-tender offers, noting that, "Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price" and that "mini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide." The SEC's Investor Tips regarding mini-tender offers may be found on the SEC's website, at http://www.sec.gov/investor/pubs/minitend.htm.

Abercrombie & Fitch urges investors to obtain current market quotations for their shares of Class A Common Stock, consult with their broker or financial advisor and exercise caution with respect to TRC Capital's offer.

Stockholders are advised that TRC Capital's offer is subject to numerous conditions, including there being no decrease in the market price of Abercrombie & Fitch Class A Common Stock and the availability of financing for the purchase on terms satisfactory to TRC Capital. TRC Capital has also reserved the right, in its reasonable discretion, to extend the period of time during which the offer remains open, thereby possibly delaying payment for shares of Abercrombie & Fitch Class A Common Stock tendered in the offer, or to amend its offer in any other respect.

Abercrombie & Fitch understands that TRC Capital has made many such mini-tender offers in the past. Mini-tender offers are third-party offers which seek to acquire less than five percent of a company's outstanding shares and thereby avoid many procedural protections and disclosure and dissemination requirements of the SEC that apply to offers for more than five percent of a company's outstanding shares. The TRC Capital offer for 2,500,000 shares of Class A Common Stock represents an offer for less than 5% of the total outstanding Abercrombie & Fitch Class A Common Stock.

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Abercrombie & Fitch stockholders who have already tendered shares in the offer are advised that they may withdraw their shares as described in TRC Capital's Offer to Purchase documents prior to the expiration of the offer, which is currently scheduled for 12:01 a.m., New York City time, on Thursday, October 7, 2004.

Abercrombie & Fitch draws the attention of broker-dealers and other market participants in the dissemination of the offer to the SEC's recommendations to broker-dealers in these circumstances, which can be found on the SEC's website, at http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and to Information Memo Number 01-27 issued by the New York Stock Exchange ("NYSE") on September 28, 2001 regarding the dissemination of mini-tender offer materials, which can be found under the "Members & Institutions -- Information Memos" tab on NYSE's website, at http://www.nyse.com/. Abercrombie & Fitch requests that a copy of this press release be included with all distributions of materials relating to TRC Capital's "mini-tender" offer.

Abercrombie & Fitch operated a total of 735 stores at the end of August, including 173 abercrombie stores and 202 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

                                    # # # # #

For further information, call:  Thomas D. Lennox
                                Director, Investor Relations and Corporate
                                Communications
                                (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release, the Company's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.